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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMMUNITY SAVINGS BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                               [COMMUNITY SAVINGS
                          BANKSHARES, INC. LETTERHEAD]


June 4, 1999

                              IMPORTANT REMINDER!
                              -------------------

Dear Fellow CMSV Shareholder:

The first Annual Meeting of Shareholders of Community Savings Bankshares, Inc. (the "Company") is approaching fast and, according to our records, your vote for this important meeting has not been received. Regardless of the number of shares you own, it is important that you be represented at this meeting. Your vote is very important to us and we need your support.

In addition to the election of two Directors and the ratification of our independent auditors, your Board of Directors is presenting for approval two stock incentive proposals at this meeting. One plan is the 1999 Stock Option Plan, the other is the 1999 Recognition and Retention Plan and Trust Agreement. Stock options and grants of stock are used to reward employees of the Company based upon the Company's performance, as well as their individual performance in making our Company a strong and competitive force in today's marketplace. Stock options are also a useful tool in attracting highly skilled people to our Company and for motivating employees by tying their compensations directly to the performance of the Company. These two stock benefit plans are very important to the successful operation of your Company and they align closely management's focus with the shareholders' interests. We are laying the groundwork to make Community Savings Bankshares, Inc. one of the best financial services companies in the industry - and we need your support.

Your Board of Directors recommends a vote in favor of all proposals.

Since the time remaining is short, we urge you to either vote telephonically, or sign, date and return your proxy card in the postage-paid envelope. Instructions for telephonic voting are printed on the enclosed proxy card. We appreciate not only your time and effort, but also your continued support. Please vote today.

Sincerely,

/s/ James B. Pittard, Jr.

James B. Pittard, Jr.
President and Chief Executive Officer

                     IF YOU HAVE RECENTLY VOTED YOUR PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.